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                                                                      EXHIBIT 21

                            LIST OF SUBSIDIARIES OF
                            COMPASS BANCSHARES, INC.




Name of Subsidiary                              Place of Incorporation


Compass Bank                                           Alabama
Compass Bancshares Insurance, Inc.                     Alabama
Compass Brokerage, Inc.                                Alabama
Compass Capital Markets, Inc.                          Alabama
Compass Multistate Services Corporation                Alabama
Compass Fiduciary Services, Ltd., Inc.                 Alabama
Compass Financial Corporation                          Alabama
Central Bank of the South                              Alabama
Compass Securities, Inc.                               Alabama
Central Land Holding Corporation                       Alabama
Compass Investments, Inc.                              Alabama
Compass Underwriters, Inc.                             Alabama
Compass Banks of Texas, Inc.                           Delaware
Compass Bancorporation of Texas, Inc.                  Delaware
Compass Mortgage Corporation                           Delaware
Compass Texas Acquisition Corp.                        Delaware
Compass Bank                                           Florida
River Oaks Trust Company                               Texas
Compass Texas Management, Inc.                         Texas
River Oaks Trust Corporation                           Texas
Compass Bank                                           Texas
River Oaks Bank Building, Inc.                         Texas
River Oaks Securities, Inc.                            Texas
P.I. Holdings No. 1, Inc.                              Texas
P.I. Console, Inc.                                     Texas
P.I. Holdings No. 2, Inc.                              Texas